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                                                                   EXHIBIT 10.25

EXHIBIT 10.25-PURCHASE ORDER FROM LORAL FEDERAL SYSTEMS CO. DATED APRIL 26, 1996


Loral Federal Systems Company
9500 Godwin Drive
Manassas, Va. 22110

Purchase Order No. 102537

Date: 26 April 1996

Seller:  Irvine Sensors Corporation       Payment Terms: Net 15 Days
         21 Gregory Drive
         South Burlington, VT 05403

Attn:    Raphael Some

1.       PARTIES/TYPE OF CONTRACT

This Firm Fixed Price/Fixed Price Level Of Effort (for Task D2) order between Loral Federal Systems Company (hereinafter referred to as Buyer) and the above-cited Supplier (hereinafter referred to as Seller), constitutes the definitive contract contemplated by Letter Contract Number 102357 dated 19 December 1995, and supersedes said Letter Contract and any and all amendments thereto, including any prior agreements between Buyer and Seller, whether oral or written, concerning the subject matter hereof. All performance by Seller and all payments made by Buyer under such Letter Contract shall be considered performance and payments made under this contract. In the event of conflict between this contract and the Letter Contract, this contract shall govern.

2.       PRODUCT/SERVICES

Seller will provide articles, services and/or data as set forth in Schedule A.

In accordance with the attached Rational for Task D2, ISC shall, on a firm fixed price level of effort and with Loral's assistance, develop and qualify a process for Under Ball Metallurgy and Solder Ball Attach (UBM apply) to be used for bumped cube products as specified in Loral Specification drawing number 198A455. ISC shall notify Loral two (2) weeks prior to UBM apply (per ISC nomenclature, the V2 step). If ISC and Loral mutually agree that the UBM apply process is ready, ISC shall proceed with the UBM apply. If ISC and Loral mutually agree that the UBM apply process is not ready, Loral will accept the cubes at the V2 level and direct ISC to hold the V2 level cubes (i.e. those cubes which will be fabricated prior to UMB apply) to be shipped in place at ISC's facilities in Burlington, VT. After joint acceptance of qualification of the UBM apply process, the bumped product will be delivered per Loral Specification drawing number 198A445.

3.       REQUIREMENTS/DATA

This is a rated order certified for national defense use, and Seller shall follow all requirements of the Defense Priorities and Allocations System Regulation (15 CFR Part 350). Seller accepts said rating unless rejected in writing within 10 days if 'DO' rating, or 5 days if 'DX' rating from the date of order receipt.

Government Contract Number F33657-88-C-4280  DPAS Rating DX-A2

Statement of Work Number 95-W58-062

Loral Specification Number 198A455

All drawings. specifications or other documents referenced in this Purchase Order but not attached are incorporated and made a part by this reference.

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4.   PERIOD OF PERFORMANCE AND/OR--DELIVERY SCHEDULE

Articles, services and/or data shall be delivered in accordance with the delivery dates contained in Schedule A.

All articles, services and/or data shall be delivered to the following Buyer location:

Loral Federal Systems Company
9500 Godwin Drive
Manassas, Va. 22110

A.   Transportation Routing Guidelines;

  1. Do not insure or declare value

  2. Ship via Federal Express

  3. FOB: Shipping Point

  4. Transportation charges appearing on invoice must be supported by paid freight bill or equivalent. See "Transportation' clause of attached 'LFSC Terms and Conditions'.

B.   Packing Slip

Seller shall submit a packing slip with each shipment of supplies against this purchase Order/Release. At a minimum. the packing slip shall contain the following information:

1)  Purchase Order Number/Release Number
2)  itemized list of supplies within the shipment
3)  List of back-order items remaining to be delivered
4)  Date of shipment

5.   CONSIDERATION AND PAYMENT

BUYER'S TOTAL LIABILITY/OBLIGATION FUNDS

The total commitment of this Purchase Order is $6,289.743.00.

This Purchase Order shall be incrementally funded in accordance with the attached Milestone Payment Schedule. The buyer's total liability shall be in accordance with the attached Termination Liability Schedule.

initial funding in the amount of $1,772,782-00 is hereby provided for efforts through 30 June 1996.

6.   INVOICING

All invoice originals and one copy shall be submitted to the following

Loral Federal Systems Company (LFSC)
PO Box 190
Owego, NY 13827-0190
Attn:  Accounts Payable

INVOICES

Each invoice . submitted for payment shall indicate complete Purchase Order number and be set up in accordance with the line items specified in this Purchase Order.

One copy of each invoice and all correspondence pertaining to this Purchase Order shall be submitted to:

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Loral Federal Systems Company
9500 Godwin Drive
Manassas, VA 22110
Attn:  Mr. Tim J. Bart
Building: 400
Mail Stop: 044

7.     TERMS- AND CONDITIONS

This Purchase Order is subject to the following terms and conditions:
7.1    Certifications and Representations

7.2    LFSC Terms and Conditions, dated 07/94

7.2.1  Article 5, "SELLER PERFORMANCE" is deleted.

7.2.2  Article 10, 'TAXES' is amended as follows;

This purchase is exempt from sales tax due to resale: Loral Federal Systems Company Virginia account number 001617306-1.

7.2.3 Article 11, 'PRICE' add at the end if this paragraph "at similar quantities and timeframe.

7.2.4 Article 14, 'BUYER FURNISHED DATA AND MATERIALS" begin the third sentence with unless otherwise agreed to by LFS.

7.2.5 Article 17, "CONFIDENTIAL INFORMATION" replace in its entirety with "All confidential information shall be handled in accordance with the LFS/ISC Confidential Disclosure Agreement Number 365-XX".

7.2.6  Article 23, "SUBCONTRACTORS" is amended as follows:

Seller shall not subcontract the work to be performed under this PO without Buyer's consent in writing, but Seller may purchase goods or services it normally purchases to perform the work.

7.2.7  Article 27, "MINORITY AND WOMEN-OWNED BUSINESSES" is deleted.

7.2.8  Article 29, "TERMINATION" is deleted.

7.2.9 Article 30, "INDEMNIFICATION FOR DEFECTIVE COST OR PRICING DATA" - All cost and pricing data to be delivered to the U.S. Government directly.

7.2-10 Article 31, "TERMINATION FOR CONVENIENCE" is amended as follows:

Buyer shall have the right to terminate this PO in whole or in part for convenience regardless of dollar value in accordance with the provisions of FAR 52.249-2 (Fixed Price), 52.249-6 (Cost Reimbursement) or 52.249-6, Alternate IV (Time and Material or Labor Hour) specifically incorporated herein by reference, modified, however, by deleting (i) thereof and further modified by deleting all references to (1) year as specified in paragraph (d) or (e), substituting therefor the period of six (6) months.

Buyer's total liability shall be in accordance with the Seller's Termination Liability Schedule.

7.2.11 Article 32, "TERMINATION FOR DEFAULT" - item (d) is deleted and add at the end of the last sentence, first paragraph, "not to exceed the amount invoiced to date under this PO'.

7.2.12 Article 35, "RESIDENCE OF PERSONNEL" is deleted.

7.2.13 Article 37, 'QUALITY ASSURANCE' add as a second paragraph:

Loral will limit visits to Irvine to three (3) per quarter unless Loral feels Irvine is experiencing

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production and/or delivery problems.

8.   SPECIAL PROVISIONS

The following special provisions shall apply to this Purchase Order.

8.1  QUALITY CONTROL SYSTEM

(a) In accordance with the specification referenced in Paragraph 3, Subcontractor shall provide and maintain a quality control system acceptable to the Government and LFS-M for the supplies covered in this subcontract. Subcontractor shall similarly require its subcontractors to provide and maintain a quality control system acceptable to Subcontractor where applicable.

(b) Subcontractor's quality control system will be subject to periodic audits by representatives of LFS-M's Product Assurance organization. Such audits shall not exceed I per year unless LFS and ISC agree that significant quality problems exist.

8.2  APPROVALS BY LFS-M

Unless expressly stipulated elsewhere in this subcontract as being excepted from this provision, wherever this subcontract provides for submittal of designs, components, materials, processes, or other items for approval of LFS-M or other authorized LFS-M representative, such approvals shall not be construed as a complete check as to the adequacy of said design, materials, processes, components or items, nor as an agreement that the design, materials processes, components or items will meet the requirements of this subcontract. Such approvals are for the purpose of insuring LFS-M knowledge of Subcontractor's plans and progress and will indicate only that Subcontractor's general approach toward meeting contractual requirements is satisfactory. Such approvals shall in no way relieve Subcontractor of the responsibility for any error or deficiency which may exist in the submitted design, component materials, processes, or other item, and Subcontractor shall be responsible for meeting all the requirements of this subcontract.

8.4  DELIVERY - ADVANCE MANUFACTURING OR PROCUREMENT

Delivery according to schedule is a major condition of this subcontract. Subcontractor shall not, without LFS-M's prior written consent, manufacture or procure materials in advance of Subcontractor's normal flow time or deliver in advance of schedule. In the event of termination or change, no claim will be allowed for any such manufacture or procurement in advance of subcontractor's normal flow time unless there has been prior written consent to LFS-M. Unless advance shipment has been authorized in writing by LFS-M. LFS-M may return, shipping charges collect, all articles received in advance of schedule.

The subcontractor may with forty-five (45) day notice and with Loral written approval, advance the production schedule to provide for early material acquisition, fabrication and delivery. Loral shall provide ISC written approval or disapproval within fifteen (15) days after receipt of ISC's notice.

8.4  RETENTION OF-RIGHTS AND INTEREST

LFS-M hereby retains all of its rights, title and interest in and to all information, data, designs and inventions furnished by LFS-M to Subcontractor for the purpose of assisting Subcontractor (i) in the performance of the subcontract or (ii) in the submission of a bid by Subcontractor for such performance, whether furnished prior to, or after acceptance of, this subcontract. None of such information, data, designs and inventions shall be reproduced or used by Subcontractor, except in the performance of this subcontract, or disclosed by Subcontractors to others without the consent of LFS-M. Upon completion of performance hereunder, all such information, data, designs and inventions shall be promptly returned by Subcontractor to LFS-M.

8.5  SAFETY AND ACCIDENT PREVENTION

(a) in performing any work under this subcontract on premises which are under the direct control of the Government, Subcontractor shall, and shall require its lower-tier subcontractors to (i) conform to all safety rules and requirements prescribed by the cognizant Government Agency,

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    as in effect on the date of this subcontract and (ii) take such additional precautions as LFS-M or the Government may reasonably require for safety and accident prevention purposes. Subcontractor agrees to take all reasonable steps and precautions to prevent accidents and preserve the life and health of personnel performing or in any way coming in contact with the performance of this subcontract on such premises.

(b) In performing work under this subcontract on LFS-M-owned or LFS-M-controlled premises, Subcontractor shall, and shall require its lower tier subcontractors to conform to the safety and health regulations of applicable Federal, State and local Occupational Safety and Health Agencies as well as those of LFS-M.

(c) Any violation of safety rules and regulations affecting work described in
    (a) and (b) above which results in injury or death or which endangers life or health of personnel shall be grounds for termination for default of this subcontract.

(d) This subcontract will be equitably adjusted under the Changes Clause if changes in safety regulations or requirements affecting work described in
    (a) and (b) above occurring after the date of this subcontract affect costs, delivery or other provisions of this subcontract.

8.6  PAYMENT AND INVOICE

(a) Subcontractor shall be paid for performance hereunder upon submission of proper invoices or vouchers, the price stipulated herein for supplies delivered and accepted or services rendered and accepted, less applicable deductions, if any. Unless otherwise specified, payment will be made upon delivery of any, portion of the work delivered or rendered for which a price is separately stated in this subcontract. Each invoice submitted shall indicate complete Purchase Order Number and be set up in accordance with the line items specified in the Purchase order.

(b) Each invoice submitted by Subcontractor hereunder shall bear the following certification signed by an officer or other. Authorized representative:

    'I hereby certify that the payment herein requested is just and correct, and that payment of the sum herein specified has not been received.

(c) Indication of any assignment of claim and of any further assignment thereof together with the name(s) of such assignee(s) shall be made on all vouchers or invoices submitted.

(d) The original and two copies of all invoices, certified by an official of Subcontractor authorized by it to certify such statements, shall be submitted for approval to the following!

Loral Federal Systems Company
P.O. Box 190
Owego, NY 13827-0190
Attn: Accounts Payable

At the same time, an additional copy shall be submitted to the LFS-M authorized representative designated in the subcontract.

8.7  CERTIFICATION OF REQUESTS FOR ADJUSTMENT OR RELIEF EXCEEDING $100K

(a) If LFS-M submits to the Government any contract claim, request for equitable adjustment to contract terms, request for relief under Public Law 85-804, or other similar request exceeding $100,000 and such claim or request includes or is based upon a claim or request exceeding $100,000 made by Subcontractor to LFS-M, Subcontractor shall , at the request of LFS-M, submit the following certificate executed by a company official in charge at Subcontractor's plant or location involved:

    "I certify that the claim is made in good faith, that the supporting data are accurate and complete to the best of my knowledge and belief; and that the amount requested accurately reflects the subcontract adjustment for which the Subcontractor believes LFS-M is liable.',

(b) In conjunction with the certification in paragraph (a), Subcontractor shall provide full disclosure

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of all relevant facts, including cost and pricing data.

(c) Subcontractor hereby agrees to defend, indemnify and hold harmless LFS-M, its directors, officers, employees, agents and servants,, from and against any claim, suit, loss, cost, damage or expense (including attorneys' fees) arising out of, in connection with, or as a result of any claim or request certified by

    Subcontractor under this clause is fraudulent, overstated. or in violation of any law or regulation.

(d) The rights and obligations provided herein shall survive termination, completion, and final payment of this subcontract.

8.8  RESPONSIBILITY FOR SUPPLIES

Except as otherwise provided in this subcontract, Subcontractor shall (i) be responsible for the supplies covered by this subcontract until they are delivered at the designated delivery point, regardless of the point of inspection; (ii) be responsible after delivery to LFS-H at the designated point and prior to acceptance by LFS-M or rejection and giving notice thereof by LFS-M, except that LFS-M shall be responsible for the loss or destruction of, or damage to, the supplies only if such loss, destruction, or damage results from the negligence of officers, agents, or employees of LFS-M, acting within the scope of their employment; and (iii) bear all risk as to rejected supplies after notice of rejection, except that LFS-M shall be responsible for the loss or destruction of, or damage to the supplies only of such loss, destruction or damage results from the gross negligence of officers, agents, or employees of LFS-M acting within the scope of their employment.

8.9  WARRANTY

Subcontractor warrants that at the time of delivery thereof the supplies provided for under this subcontract will be free of defects in material or workmanship and will conform to the requirements of this subcontract. Notice of any such defect or nonconformance shall be given by LFS-K to Subcontractor within one year of the delivery of the defective or nonconforming supplies. If required by LFS-M within a reasonable tin* after such notice, Subcontractor shall with all possible speed correct or replace the defective or nonconforming supplies or part thereof. When such correction or replacement requires transportation of the supplies or part thereof, shipping costs, not exceeding usual charges from the delivery point to Subcontractor's plant and return, shall be borne by Subcontractor; LFS-M shall bear all other shipping costs. This warranty shall then continue as to corrected or replaced supplies, or, if only parts of such supplies are corrected or replaced, to such corrected or replaced parts, until one year after the date of redelivery.

If LFS-M does not require correction or replacement of defective or nonconforming supplies, Subcontractor, if required by LFS-M within a reasonable time after notice of defect or nonconformance, shall limit any rights of LFS-M under the Inspection Clause, including, but not limited to, the right thereunder to require correction or replacement of supplies, at any time, on account of latent defects, fraud, or, gross mistakes as amount to fraud.

8.10 SELLER MAINTAIN COMPLETE AND ACCURATE-ACCOUNTING

Applicable to the Fixed Price Level of Effort (Task D2) portion of this purchase order, Seller shall maintain complete and accurate accounting records, in a form consistent with standard accounting practices, to substantiate Seller's charges hereunder. Such records shall include payroll records, records supporting direct labor hours and material charges, job time cards. attendance cards and job summaries. Seller shall retain such records for one (1) year from the date of final payment hereunder or four (4) years if this order is placed under a Government contract. Loral Federal Systems shall have access to such records for the purposes of audit during normal business hours for the term of this order and during the respective periods in which Seller is required to maintain such records as herein provided.

9.   ORDER OF PRECEDENCE

In the event of an inconsistency in this Purchase Order, unless other-wise provided herein, the inconsistency shall be resolved by giving precedence in the following order.

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 a) Purchase Order Including Special Provisions
 b) LFS Terms and Conditions
 c) Statement of Work
 d) Specifications
 e) Subcontract Data Requirements List
 f) All other documents

10.  ACCEPTANCE

This Purchase Order is the entire agreement between Buyer and Seller- It supersedes all prior agreements, oral or written and all other communications relating to the subject matter of this Purchase Order.

Any items contained in Seller invoices, acknowledgments, shipping instructions or other forms that are inconsistent with or different from this Purchase Order shall be void and of no effect.

This Purchase Order is executed in duplicate originals as of the date specified on page one.

Please sign and return this Purchase Order to Buyer within ten (10) working days after receipt.

LFS                                  Seller: IRVINE SENSORS CORPORATION
By:  Tim J. Bart                     By:
Title: Subcontract Administrator     Title:
Date:                                Date: